EXHIBIT 99.1
                                                             ------------

               PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS FOR SPECIAL MEETING
            OF THE STOCKHOLDERS OF LABE FEDERAL BANK FOR SAVINGS
                       TO BE HELD ON _______ __, 1997
             __________________________________________________


        The undersigned hereby appoints the Board of Directors of Labe Federal Bank for Savings, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the Special Meeting of the Stockholders of Labe Federal Bank for Savings, to be held at its main office on the ___ day of ______, 1997, at _____ __.m. local time, or any adjournment thereof, upon the matters as set forth in the Notice of Special Meeting and Proxy Statement/Prospectus, receipt of which is hereby acknowledged, as follows:

             1. The approval of the Merger Agreement, a copy of which is attached as APPENDIX A to the accompanying Proxy Statement/Prospectus, pursuant to which Labe Federal Bank for Savings would become a wholly-owned subsidiary of LDF, Inc. and to authorize such further action by the Board of Directors and proper officers of Labe Federal Bank for Savings as may be necessary or appropriate to carry out the foregoing objects, intents and purposes:

             /__/ FOR            /__/ AGAINST        /__/ ABSTAIN

             2. In accordance with their discretion, upon all other matters that may properly come before said Meeting and any adjournment thereof.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


   Dated:_____________, 1997          ________________________________
                                      Signature of Stockholder

                                      ___________________________________
                                      Signature of Stockholder
                                      (if held jointly)

   NOTE: Please date proxy and sign this proxy exactly as name or names appear below. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc.

   Please return signed proxy in the enclosed envelope.